SONESTA INTERNATIONAL HOTELS CORPORATION SUBSIDIARIES

SUBSIDIARY CORPORATION NAME                                  EMPLOYEE ID#
---------------------------                                  ------------

Anguilla Hotel Management, Inc.                              04-2399886
Brewster Wholesale Corporation                               04-2070767
Charterhouse Cambridge Trust                                 04-6148511
Sonesta of Massachusetts, Inc.                               04-2233480
Sonesta Middle East Hotel Corporation                        54-0644830
Florida Sonesta Corporation                                  59-1286077
Hotel Corporation of America                                 04-6149348
Hotel Corporation of Georgia                                 58-0972981
Hotel Corporation of Maine                                   01-1242601
Key Biscayne Land Corporation                                06-0974518
Royal Sonesta, Inc.                                          72-0803191
SIA Advertising, Inc.                                        04-6149346
Sonesta Hotels of Florida, Inc.                              04-2808740
Sonesta Louisiana Hotels Corporation                         72-1246856
Sonesta Soho Investment Corporation                          59-2421633
TBD, Inc.                                                    04-2399887

Foreign subsidiaries:

Newo Aruba, N.V.                                             N/A - Aruba
Sonesta International Hotels Limited                         N/A - Bahamas
Hotel Corporation of American (Bermuda) Limited              N/A - Bermuda
Port Royal Company Limited                                   N/A - Bermuda
Sonesta Costa Rica, S. A.                                    N/A - Costa Rica
Sonesta Curacao Hotel Corporation, N.V.                      N/A - Curacao
Sonesta Hotels of Anguilla, Ltd.                             N/A - Anguilla

Other subsidiaries not wholly owned:

The Soho Hotel Company L.P.                                  13-3804351